Self-Storage Pivot Case & Point June 9, 2025

SELF-STORAGE DOMINATES THE KENTUCY DERBY SELF-STORAGE DOMINATES THE KENTUCKY DERBY The problem with Liquidation vs Self-Storage Pivot Strategy is once a liquidation is declared and the mandate has changed to liquidate the company, the highest possible sales proceeds will not be achieved. Additionally, taxable gains on property sales, even at depressed prices, will also hurt cash returned to shareholders without the use of tax advantaged 1031 exchanges to preserve value. With the large amount of recent immigration, there is an increased demand for new housing and storage supply has not kept up with demand. This will result in increased demand for additional self-storage for people to put their “stuff”. The pivot perfectly positions us to profit with this demographic shift. Dallas, TX Delray Beach, FL Houston, TX Houston, TX $2.01 $2.42 $2.84 $3.39 $3.89 $4.46 $5.11 $5.86 $6.73 $7.72 $8.85 $2.01 $0.31 $0.32 $0.34 $0.35 $0.37 $0.38 $0.40 $0.42 $0.43 $0.45 $0.00 $1.00 $2.00 $3.00 $4.00 $5.00 $6.00 $7.00 $8.00 $9.00 $10.00 2024 2025 2026 2027 2028 2029 2030 2031 2032 2033 2034 SELF-STORAGE PIVOT HARTMAN LIQUIDATION 1

SELF STORAGE PIVOT DOMINATES LIQUIDATION Per share data is based on 67,425,433 common share outstanding, including Rights Plan redemption share issued February 2, 2024 SEE CAUTION REGARDING NON-GAAP FINANCIAL MEASURES AND FORWARD-LOOKING STATEMENTS $0.14 $0.22 $0.32 $0.37 $0.43 $- $- $- $- $- 2025E 2026E 2027E 2028E 2029E EB IT DA P ER S H AR E Year SELF STORAGE PIVOT DOMINATES LIQUIDATION PIVOT Liquidate 2

• Multiple of earnings • Self-Storage company EBITDA multiples: 10 – 14 • Imputed value of EBITDA = $0.21 per share • 14 * $0.21 = $2.94 • 14 * $0.00 = $0.00 What is the value of a share? 3

SILVER STAR PROPERTIES REIT SELF-STORAGE ACQUISITION/DEVELOPMENT CASE STUDY Y1 Y2 Y3 Y4 Y5 ACQUISITION/DEVELOPMENT COST PSF $ 200.00 $ 200.00 $ 200.00 $ 200.00 $ 200.00 ANNUAL RENT PSF (with annual growth) 7.75% $ 24.00 $ 25.86 $ 27.86 $ 30.02 $ 32.35 EXPENSE RATIO (Expense/GPR) 35% 35% 35% 35% 35% OCCUPANCY 90% 90% 90% 90% 90% (Based on NEW funds available assumption below) NET CAPITAL ACQUIRED SF $ 166,250 $ 166,250 $ 190,000 $ 166,250 $ 166,250 NEW STORAGE SF BALANCE FORWARD $ 166,250 $ 332,500 $ 522,500 $ 688,750 NEW STORAGE SF END OF YEAR $ 166,250 $ 332,500 $ 522,500 $ 688,750 $ 855,000 PROFORMA OPERATING Y1 Y2 Y3 Y4 Y5 GROSS POTENTIAL REVENUE (GPR) $ 3,990,000 $ 8,598,450 $ 14,559,018 $ 20,678,769 $ 27,659,637 ECONOMIC REVENUE $ 3,591,000 $ 7,738,605 $ 13,103,117 $ 18,610,892 $ 24,893,673 OPERATING EXPENSES $ (1,396,500) $ (3,009,458) $ (5,095,656) $ (7,237,569) $ (9,680,873) NET OPERATING INCOME (EBTIDA) $ 2,194,500 $ 4,729,148 $ 8,007,460 $ 11,373,323 $ 15,212,800 PIVOT (ADDED) EBITDA per share $ 0.03 $ 0.07 $ 0.12 $ 0.17 $ 0.23 Case Study SEE CAUTION REGARDING NON-GAAP FINANCIAL MEASURES AND FORWARD-LOOKING STATEMENTS 4

Case study assumptions SELF-STORAGE CASE STUDY ASSUMPTIONS: 1. Acquisition or development costs per square foot are transaction-specific. The assumption of $200 PSF in this case study example is based on management's target cost of acquired or developed assets, consistent with current investment criteria, which may include secondary and tertiary market investments in addition to Class A self-storage. The acquisition cost of the currently owned self-storage assets is $276 per square foot. Annual revenue is $24.50 PSF. Actual cost and revenue per square foot (PSF) will depend on the specific market or submarket. 2. Revenue per square foot (PSF) is dependent on specific market/submarket, promotional rates in the area, and market storage availability. The annual growth rate for self-storage of 7.75% is based on management’s experience and expectation based on investment criteria. In May 2025, the year-over-year street rate reported for large-cap self-storage REITs is 15.7%, up from approximately 8% in January 2025. 3. Expense ratio is the ratio of operating costs, including taxes and insurance, as a function of gross potential rent. Gross potential rent is the product of market rent multiplied by 100% of the rental square footage. In place, rents and revenues will be determinative due diligence considerations. Operating expenses are forecasted to increase by an estimated 2% annually. 4. 90% occupancy is a due diligence and investment criteria target. A key element of due diligence is to evaluate if at least 90% occupancy is achievable and, if so, sustainable. 5. This case study assumes approximately $34M of annual self-storage acquisition/development. Equity capital for self-storage investment is targeted at $50M in Y1 through Y3 based on existing capital raise commitments. The equity capital raise is targeted at $15M per year in Y4 and Y5, based on management’s expectations. Debt leverage is targeted at 60% of the acquisition/development cost. 6. Silver Star currently owns and operates 4 self-storage properties acquired since December 2023. In May 2023, Silver Star acquired Southern Star Self-Storage Investment Company, which operates and serves as a master tenant of 9 self-storage properties acquired between December 2021 and March 2023 for Delaware Statutory Trust offerings sponsored by Southern Star. SEE CAUTION REGARDING NON-GAAP FINANCIAL MEASURES AND FORWARD-LOOKING STATEMENTS 5

New Capital assumptions CASE STUDY SILVER STAR PROPERTIES REIT SELF-STORAGE ACQUISITION/DEVELOPMENT CASE STUDY Y1 Y2 Y3 Y4 Y5 CAPITAL RAISE EQUITY $ 15,000,000 $ 15,000,000 $ 20,000,000 $ 15,000,000 $ 15,000,000 DEBT $ 20,000,000 $ 20,000,000 $ 20,000,000 $ 20,000,000 $ 20,000,000 Cost of capital raise 5.0% $ (1,750,000) $ (1,750,000) $ (2,000,000) $ (1,750,000) $ (1,750,000) NET CAPITAL RAISE $ 33,250,000 $ 33,250,000 $ 38,000,000 $ 33,250,000 $ 33,250,000 CUMMULATIVE NEW CAPITAL $ 35,000,000 $ 70,000,000 $ 110,000,000 $ 145,000,000 $ 180,000,000 EQUITY $ 15,000,000 $ 30,000,000 $ 50,000,000 $ 65,000,000 $ 80,000,000 DEBT $ 20,000,000 $ 40,000,000 $ 60,000,000 $ 80,000,000 $ 100,000,000 COST OF CAPITAL: EQUITY 8.0% $ 1,200,000 $ 2,400,000 $ 4,000,000 $ 5,200,000 $ 6,400,000 DEBT 5.0% $ 1,000,000 $ 2,000,000 $ 3,000,000 $ 4,000,000 $ 5,000,000 TOTAL COST OF CAPITAL $ 2,200,000 $ 4,400,000 $ 7,000,000 $ 9,200,000 $ 11,400,000 CAPITAL ASSUMPTIONS: 1. Initial capital raise (years 1-3) is based on the LOI commitment by Emerson Equity. Actual equity capital raised may originate from other sources. 2. Debt capital source may be a bank, other financial institutions, or a non-bank debt capital lender. 3. Capital (equity and debt) is assumed to have an origination cost of 5%. The actual cost will be transaction-specific. 4. Annual cost of equity and debt capital is assumed to be 8% and 5%, respectively. Actual rates will be transaction-specific. SEE CAUTION REGARDING NON-GAAP FINANCIAL MEASURES AND FORWARD-LOOKING STATEMENTS 6

SEE CAUTION REGARDING NON-GAAP FINANCIAL MEASURES AND FORWARD-LOOKING STATEMENTS PIVOT AND LEGACY COMBINED SILVER STAR PROPERTIES REIT LEGACY PROPERTY OPERATING 2025E 2026E 2027E 2028E 2029E SILVER STAR COMBINED Legacy asset revenue 10,979,640 11,309,029 11,648,300 11,997,749 12,357,682 Storage asset revenue 5,220,000 5,481,000 5,590,620 5,702,432 5,816,481 Walgreens net lease revenue 3,716,352 3,716,352 3,716,352 3,716,352 3,716,352 19,915,992 20,506,381 20,955,272 21,416,533 21,890,515 Property operating expense 7,099,884 7,241,426 7,385,798 7,533,058 7,683,263 Taxes and insurance 3,957,852 4,037,009 4,117,749 4,200,104 4,284,106 11,057,736 11,278,435 11,503,547 11,733,162 11,967,370 Combined Legacy EBITDA 8,858,256 9,227,946 9,451,725 9,683,371 9,923,145 PIVOT (added) EBITDA 2,194,500 4,729,148 8,007,460 11,373,323 15,212,800 TOTAL REAL ESTATE EBITDA 11,052,756 13,957,094 17,459,185 21,056,694 25,135,945 G&A 3,716,352 3,716,352 3,716,352 3,716,352 3,716,352 Consolidated EBITDA 7,336,404 10,240,742 13,742,833 17,340,342 21,419,593 EBTIDA per share (67,425,433) $ 0.11 $ 0.15 $ 0.20 $ 0.26 $ 0.32 7

2025E 2026E 2027E 2028E 2029E LEGACY OFFICE Preserve $ 3,099,324 $ 3,192,304 $ 3,288,073 $ 3,386,715 $ 3,488,316 Westheimer $ - $ - $ - $ - $ - Cornerstone $ - $ - $ - $ - $ - Sawyer $ 1,709,556 $ 1,760,843 $ 1,813,668 $ 1,868,078 $ 1,924,120 One Technology Center $ 1,597,656 $ 1,645,586 $ 1,694,953 $ 1,745,802 $ 1,798,176 Three Forest Plaza $ 4,573,104 $ 4,710,297 $ 4,851,606 $ 4,997,154 $ 5,147,069 TOTAL LEGACY OFFICE REVENUE $ 10,979,640 $ 11,309,029 $ 11,648,300 $ 11,997,749 $ 12,357,682 Property operating expense $ 6,282,684 $ 6,408,338 $ 6,536,504 $ 6,667,235 $ 6,800,579 Taxes and insurance $ 2,808,252 $ 2,864,417 $ 2,921,705 $ 2,980,139 $ 3,039,742 TOTAL LEGACY OFFICE OPERATING EXPENSE $ 9,090,936 $ 9,272,755 $ 9,458,210 $ 9,647,374 $ 9,840,321 LEGACY ASSET EBITDA $ 1,888,704 $ 2,036,274 $ 2,190,090 $ 2,350,375 $ 2,517,360 SEE CAUTION REGARDING NON-GAAP FINANCIAL MEASURES AND FORWARD-LOOKING STATEMENTS LEGACY OFFICE 8

2025E 2026E 2027E 2028E 2029E SELF-STORAGE (owned as of June 2025) Kirby $ 1,260,000 $ 1,323,000 $ 1,349,460 $ 1,376,449 $ 1,403,978 Weslayan $ 1,320,000 $ 1,386,000 $ 1,413,720 $ 1,441,994 $ 1,470,834 Virginia Parkway $ 600,000 $ 630,000 $ 642,600 $ 655,452 $ 668,561 Delray $ 2,040,000 $ 2,142,000 $ 2,184,840 $ 2,228,537 $ 2,273,108 TOTAL OWNED SELF-STORAGE REVENUE $ 5,220,000 $ 5,481,000 $ 5,590,620 $ 5,702,432 $ 5,816,481 Property operating expense $ 794,400 $ 810,288 $ 826,494 $ 843,024 $ 859,884 Taxes and insurance $ 1,149,600 $ 1,172,592 $ 1,196,044 $ 1,219,965 $ 1,244,364 TOTAL SELF-STORAGE OPERATING EXPENSE $ 1,944,000 $ 1,982,880 $ 2,022,538 $ 2,062,988 $ 2,104,248 SELF-STORAGE EBITDA $ 3,276,000 $ 3,498,120 $ 3,568,082 $ 3,639,444 $ 3,712,233 WALGREENS NET LEASE REVENUE $ 3,716,352 $ 3,716,352 $ 3,716,352 $ 3,716,352 $ 3,716,352 Property operating expense $ 22,800 $ 22,800 $ 22,800 $ 22,800 $ 22,800 Taxes and insurance $ - $ - $ - $ - $ - $ 22,800 $ 22,800 $ 22,800 $ 22,800 $ 22,800 WALGREENS NET LEASE EBITDA $ 3,693,552 $ 3,693,552 $ 3,693,552 $ 3,693,552 $ 3,693,552 SEE CAUTION REGARDING NON-GAAP FINANCIAL MEASURES AND FORWARD-LOOKING STATEMENTS EXISTING SELF-STORAGE AND NET LEASE 9

SILVER STAR PROPERTIES REIT LEGACY PROPERTY OPERATING ASSUMPTIONS 1. Owned self-storage assets as of June1, 2025 consist of the following properties: STORAGE ASSETS Cost SF Cost/SF Occupancy Rev/OSF Kirby, Houston, TX $ 13,950,000 52,340 $ 266.53 87.0% $ 27.67 Weslayan, Houston, TX $ 17,050,000 63,586 $ 268.14 85.0% $ 24.42 Virginia Parkway, McKinney, TX $ 9,750,000 46,075 $ 211.61 80.0% $ 16.28 Delray, Delray Beach, FL $ 26,500,000 81,370 $ 325.67 92.0% $ 27.25 $ 67,250,000 243,371 $ 276.33 $ 24.50 SEE CAUTION REGARDING NON-GAAP FINANCIAL MEASURES AND FORWARD-LOOKING STATEMENTS SIGNIFICANT ASSUMPTIONS 2. Legacy office assets - Westheimer and Cornerstone are currently under contract for sale in August and June 2025, respectively. 3. Management estimates a 3% annual increase in legacy office revenue. 4. Management estimates a 5% annual increase in owned self-storage revenue. In May 2025, the year-over-year street rate reported for large-cap self-storage REITs is 15.7%, up from approximately 8% in January 2025. 5. All property operating expenses are estimated to increase by 2% annually. 6. Walgreens’ net lease revenue is fixed by the underlying lease agreements. 7. G&A is assumed flat for the period presented 10

Use of Non-GAAP Financial Information This news release includes “net operating income” and “EBITDA” (earnings before interest, taxes, depreciation, and amortization), which are non-GAAP financial measures that are included to help facilitate comparisons of operating performance across periods and to help facilitate comparisons with other companies in our industry. Where applicable, this measure excludes items that do not reflect the core operating results of our businesses in the current period or other adjustments to reflect how management analyzes results. Reconciliations to, or further discussion of, the most comparable GAAP financial measure can be found at the end of the news release materials. This news release also includes forward-looking non-GAAP financial measure estimates, such as, but not limited to, “legacy office revenue,” which, as used in certain places herein, is a forward-looking non-GAAP financial measure. This forward-looking target depends on future levels of revenues and/or expenses, including amounts that could be attributable to non-controlling interests or related joint ventures, which are not reasonably estimable at this time. Accordingly, a reconciliation of this forward-looking non-GAAP financial measure to the nearest GAAP financial measure cannot be provided without unreasonable effort. Below is a definition of this non-GAAP measure and identification of the most directly comparable GAAP measure. Legacy office revenue is the sum of legacy office rent revenue on an as-billed basis, plus operating expense recovery of (property) taxes, insurance, electricity, and other expenses recoverable under tenant leases. The per common share amounts are based on total issued and outstanding common shares as of May 21, 2025. This new release also includes EBITDA per common share and EBITDA per common share on a cumulative basis, which is a performance metric used in evaluating investment returns and estimated profitability. Reconciliations to the most directly comparable GAAP measure are not provided as it is not practicable or meaningful due to the forward-looking nature of certain projections or lack of historical comparability. 11

Forward-looking statements Forward-Looking Statements: This message contains a number of forward-looking statements. Because such statements include a number of risks, uncertainties, and contingencies, actual results may differ materially from those expressed or implied by such forward-looking statements, and investors should not place undue reliance on any such statements. Forward-looking statements can often be identified by words such as “continues,” “can,” expect,” “intend,” “will,” “anticipate,” “estimate,” “may,” “plan,” “believe” and similar expressions, and variations or negatives of these words. These forward-looking statements include, but are not limited to, statements regarding the Company’s search for a new auditor and its hope that a new auditor can be engaged in the near future and that its annual report on Form 10-K can be completed and publicly filed; the continuation of the examination of the current operations of Southern Star; the Company’s intent to consider various alternatives, including the possible sale of Southern Star, the sale of specific assets within individual DSTs and dissolution of the respective trusts, and/or the outsourcing of various aspects of Southern Star’s operations; the Company’s plan to update investors with respect to the status of Southern Star as appropriate; the Company’s expectations and beliefs regarding the Hartman litigation; the timing and ultimate resolution of the various litigation, fight for corporate control and other matters involving Hartman; the continued execution of the Company’s strategy of pivoting into the self-storage space; the Company’s continual evaluation of its legacy assets in order to maximize shareholder value; the Company’s policy to not dispose of any asset for less than its maximum determinable value and to maximize earnings and value; the implications to the Company of the assignment of an OTC trading symbol for its common stock; whether the Company may be subject to certain FINRA rules; any actions the Company may need to take to comply with any FINRA rules; the Company’s continual evaluation of various options to provide greater shareholder liquidity, including its intention to seek listing of its common stock on a securities exchange or admission to over-the-counter trading, a public offering, a listing of the common stock on an exchange or admission to OTC trading without a public offering, and merger and/or acquisition opportunities; the Company’s belief that further legal action could ensue to unwind the issuance of common shares under the Rights Plan if Hartman prevails in his efforts to set aside or invalidate the Rights Plan or to cause the dilutive issuance of additional common shares to Hartman, as well as any further action Hartman may take to prevent other Company shareholders from receiving benefits under the Rights Plan. None of the foregoing is a guarantee or assurance of future outcomes or results, and all are subject to numerous risks, uncertainties, and assumptions that could cause actual results to differ materially from those expressed in any forward-looking statement. A number of important factors could cause actual results to differ materially from the forward-looking statements contained in this material. Forward-looking statements in this press release speak only as of the date on which such statements were made, and the Company undertakes no obligation to update any such statements that may become untrue because of subsequent events. Such forward-looking statements are subject to the safe harbor protection for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. 12

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